UNLIMITED CONTINUING GUARANTY

TO:	UMB Bank, N.A., as Agent for the Banks under that certain Secured Senior Lending Agreement dated as of June 12, 2009 1010 Grand Boulevard Kansas City, Missouri 64106

1.     UNLIMITED, UNCONDITIONAL GUARANTY OF LIABILITIES. The undersigned (hereinafter “Guarantor”) hereby requests UMB Bank, N.A., Commerce Bank, N.A., Arvest Bank, First Bank, Texas Capital Bank, N.A., Southwest Bank, an M&I Bank, SolutionsBank and BancFirst and all other lenders which may at any time hereafter become a Bank (as defined in the Agreement, hereafter defined) (collectively, the “Banks”) to extend and continue to extend credit from time to time pursuant to a Secured Senior Lending Agreement dated June 12, 2009, and all amendments thereto, replacements therefore, and extensions and renewals thereof, if any (the “Agreement”) to Pioneer Financial Services, Inc., Pioneer Military Lending of Nevada, LLC, Pioneer Military Lending of Georgia, LLC, Military Acceptance Corporation, Inc., and Pioneer Funding, Inc. (collectively, the “Borrowers”); and to permit the foregoing and other financial accommodations to remain outstanding, be extended, renewed, or replaced, to the Borrowers. To induce the Banks to do so and in consideration of any credit that the Banks may otherwise in their discretion extend, and for value received the sufficiency of which is hereby acknowledged, the Guarantor hereby absolutely and unconditionally guarantees and agrees to promptly perform and pay to UMB Bank, N.A., as Agent for the Banks (the “Agent”), when due (whether at the stated maturity, by declaration, acceleration or otherwise) (i) all of the Borrowers’ Senior Debt and accrued interest thereon which is at any time payable to the Banks and all of the Borrowers’ other obligations set forth in the Agreement and (ii) any and all other obligations of every kind and character now or hereafter existing of the Borrowers to the Banks or the Agent under the Agreement or other Loan Documents regardless of any collateral now held by the Banks or the Agent for the benefit of the Banks or which may hereafter be acquired by the Banks or the Agent for the benefit of the Banks as security for the payment of any and all Senior Debt, accrued interest thereon and other obligations of the Borrowers to the

Banks or the Agent under the Agreement and Loan Documents (all of the foregoing being hereinafter referred to in the aggregate as the “Liabilities”).

2.         GUARANTY TO CONTINUE. This Unlimited Continuing Guaranty (herein, the “Guaranty”) is a continuing promise and agreement and shall apply to and cover any and all Liabilities, now or hereafter existing. Termination hereof shall have no effect upon, and this Guaranty shall remain in full force and effect with respect to, all Liabilities (irrespective of whether contingent, not yet mature or otherwise) existing before the Agent’s receipt from the Guarantor of any written notice of termination. The obligations of the Guarantor under this Agreement will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of all or any part of the Liabilities are rescinded or must be otherwise restored by any holder of such Liabilities, whether as a result of any proceedings in bankruptcy, reorganization or otherwise, and the Guarantor agrees that the Guarantor will indemnify the Banks and the Agent on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Banks and the Agent in connection with such rescission or restoration.

3.         EXTENT OF GUARANTOR’S OBLIGATION: UNLIMITED AND UNCONDITIONAL. The Guaranty is a guaranty of payment, and not of collection. The Agent, for the benefit of the Banks, may when any or all of the Liabilities mature or when the Banks or the Agent, for the benefit of the Banks, have accelerated the maturity thereof, demand that the Guarantor, upon written notice pay and expiration or other termination of the thirty (30) day period provided for in Section 11.2 of the Agreement, and the Guarantor shall upon such demand immediately pay such Liabilities. The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers. To the extent the Guarantor makes any payment to the Agent for the benefit of the Banks on behalf of the Borrowers for any of the Liabilities, then once the Banks have been paid in full for all Liabilities, the Agent and the Banks agree to assign without recourse all of the Senior Debt, security interests, collateral and other rights against the Borrowers with respect to the Liabilities to the Guarantor.

4.         GUARANTOR’S OBLIGATIONS NOT AFFECTED. The Guarantor’s liability under this Guaranty shall not be affected, modified or impaired upon the happening of any of the following at any time or from time to time, irrespective or whether the Guarantor has not received notice thereof or consented therein:

Changes in Liabilities. Any renewal, collection, settlement, release, modification, waiver, acceleration, extension or increase in any of the Liabilities or any terms thereof (including, without limitation, any change in the rate of interest);

Changes in Documents. Any change (whether material or otherwise) in any provision of the Loan Documents or any other document or instrument evidencing, securing, governing or otherwise relating to the Liabilities; or the acceptance of amendments or substitute or additional documents, instruments or agreements relative to the Liabilities;

Changes Regarding Collateral. Any disposition, impairment, acceptance, substitution, release (by operation of law or otherwise), transfer or waiver of, or any other action relating to, any collateral security for the Liabilities or any guarantee thereof; any termination, release, modification, subordination or change of rights to or liens in such collateral security or failures to obtain or perfect (or continue to obtain and perfect) any liens or rights to such collateral security; any sale, foreclosure or other action taken with respect to any such collateral security, including any use, transfer or release of any proceeds thereof; any consent to the transfer of any such collateral security to any person or entity whomsoever or any sale or disposition of such collateral security; or any other action which affects, alters or impairs any of the Banks’, the Agent’s, the Guarantor’s, the Borrowers’ or any other person’s or entity’s rights in and to such collateral security or any proceeds;

Payments or Default. The acceptance of partial payments with respect to the Liabilities; any direction for application of payment by the Borrowers or any other person or entity; or the taking of or the failure to take any actions referred to in this Guaranty or any of the Loan Documents;

Failure to First Collect From Others. The Banks’ or the Agent’s failure to have first initiated reasonable collection action following maturity or acceleration of the Liabilities with respect to any collateral security securing the Liabilities or following maturity or acceleration of the Liabilities to have first proceeded against the Borrowers or any other person or entity for the Liabilities; and

Changes in Rights. Any enforcement, amendment, release, waiver, variation or impairment of any of the Banks’ or the Agent’s rights against the Borrowers or the Guarantor or any other person or entity liable for the Liabilities or having an interest in any collateral; anything done or omitted or neglected to be done by the Banks or the Agent in exercising any of their rights and remedies; the granting of time, credit or any other indulgence or concession or any power, discretion, option or right whatsoever (whether or not exercised) to the Borrowers or the Guarantor or any other person or entity liable for the Liabilities; the lack of genuineness, validity or enforceability or any document evidencing or relating to the Liabilities; the failure by the Agent or the Banks to give any notice to the Guarantor or any other person or entity whatsoever; or any of any Bank’s other dealings or any other matter or thing.

5.         OTHER WAIVERS, CONSENTS AND AGREEMENTS OF GUARANTOR. The Guarantor hereby waives and agrees not to claim, assert or take advantage of (i) the incapacity or lack of authority of any of the Borrowers or the Guarantor or any other person or entity, (ii) any defense arising from the failure of the Agent or the Banks to file or enforce a claim against any of the Borrowers, the Guarantor or any other person or entity (whether in bankruptcy or otherwise) or from any election of remedies; or (iii) the lack of diligence, presentment, demand for payment, protest for non-payment, notice of discharge, dishonor, protest, notice of acceptance of this Guaranty or any document evidencing or relating to the Liabilities or any of the Liabilities or any other indulgences. Except as otherwise expressly provided herein, it is the intent hereof that the Guarantor shall remain liable until the payment in full of all Liabilities, notwithstanding any liquidation or insolvency or bankruptcy proceeding filed by or against any of the Borrowers or any other person or entity liable for the Liabilities. If all or any part of any payment at any time applied by the Agent or the Banks to any of the Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason (including, without limitation, the bankruptcy of any Borrower, the Guarantor or any other person or entity), the Guarantor will (notwithstanding the revocation or termination of this Guaranty or any document evidencing or relating to the Liabilities), remain liable for the full amount so rescinded or returned as if such amount had never been received by the Agent and/or the Banks.

6.         INFORMATION REGARDING THE BORROWERS AND OTHERS. The Guarantor represents and warrants to the Agent and the Banks that this Guaranty is executed at the Borrowers’ request, that the Guarantor has determined that it is in its best interest to issue such Guaranty, and that the Guarantor has received adequate consideration therefore. The Guarantor further represents and warrants that the Guarantor has established adequate means of obtaining from the Borrowers, on a continuing basis, information pertaining to the Liabilities, including, without limitation, a copy of the Agreement and each of the Loan Documents, and all other matters relating to the Borrowers that are relevant to the Guarantor’s obligations hereunder, that the Guarantor is now and will continue to be completely familiar with the operations of the Borrowers; and that the Guarantor is not relying upon the Agent or any Bank to supply, now or in the future, any such information or any other information bearing on the risk of nonpayment of any of the Liabilities or of any guarantee thereof or otherwise relating to the Borrowers or the Liabilities. The Guarantor hereby waives and relinquishes any duty, if any, on the part of the Agent and any Bank to disclose to the Guarantor, any matter, fact or thing now or hereafter known to the Agent or any Bank relating to the business, operation, condition or assets of, or otherwise pertaining to, the Borrowers or any other person or entity, irrespective of whether the Agent or any Bank has reason to believe that such facts materially increase the risk beyond that which the Guarantor intended to assume, or are beyond the Guarantor’s knowledge. The Agent and the Banks need not inquire into the powers of the Borrowers or their officers, employees, representatives, owners, partners, agents or other persons acting or purporting to act on the Borrowers’ behalf, and any Liabilities made or created in reliance upon the professed exercise of such power shall be guaranteed hereunder. The Guarantor hereby consents and approves of the documents evidencing or related to the Liabilities and all terms and agreements previously or hereafter made by the Agent and the Banks with the Borrowers or any other person liable for the payment of any of the Liabilities.

7.         CARE OF COLLATERAL. No Bank nor the Agent shall be liable for any failure to collect or realize upon any Liabilities or any collateral which is security therefore or for any guarantee thereof or collateral which is security for such guarantee, or for any delay in so doing; nor shall the Agent and the Banks be under any obligation to take any action with regard thereto unless otherwise expressly provided herein. The Agent and the Banks shall use reasonable care in the custody and preservation of any collateral security of the Guarantor in their possession, but need not take any steps to preserve rights against prior parties or to keep any collateral security identifiable. The Agent and the Banks shall not have any obligation to comply with any recording, re-recording, filing, re-filing or other legal requirement necessary to establish or maintain the validity, priority, perfection or enforceability of the Banks’ liens, claims and rights in and to, any collateral security.

8.         REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into the Agreement and receive requests for extensions of credit subject to the Agreement from the Borrowers, the Guarantor hereby represents, warrants and confirms to the Agent and the Banks on the date of this Guaranty and throughout the term hereof:

Existence and Authority. The Guarantor is duly organized and is in good standing under the laws the State of Georgia; has all necessary permits, licenses and franchises to enable it to conduct its business; and is qualified to do business as a foreign entity in every jurisdiction where the ownership of its property or the nature of its business requires qualification except where there would be no Material Adverse Effect (as defined below) if the Guarantor were not so qualified. The Guarantor is duly authorized by all required legal action to execute and deliver this Agreement. The execution, delivery and performance of this Guaranty does not and will not conflict with (i) any provision of law or any order of any court or government agency applicable to the Guarantor to the extent a conflict with any such law or order would have a Material Adverse Effect on the Guarantor’s ability to perform its obligations under this Guaranty, (ii) the charter or bylaws of the Guarantor, or (iii) any material agreement binding upon the Guarantor or upon any of its properties and does not or will not result in or require the creation of any Lien, as defined in the Agreement, upon or with respect to any of their properties, except as contemplated by this Guaranty.

Enforceable Guaranty. This Guaranty, when executed and delivered to the Agent, will constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, subject, however, to the provisions of all laws governing bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by the unavailability of specific performance or other equitable remedies.

Litigation. Except as previously disclosed in writing to the Agent and the Banks, there is no pending or, to the Guarantor’s knowledge, threatened action, suit or proceeding (i) in any tribunal, whether at law or in equity, or (ii) by or before any governmental instrumentality or other agency, against the Guarantor or affecting the Guarantor, or any of its assets or property which, if adversely determined, would have a Material Adverse Effect on its financial condition or would otherwise adversely affect its ability to perform its obligations under this Guaranty in a materially adverse manner.

Pension and Welfare Plans. The Guarantor has no pension plans or welfare plans other than as previously disclosed to the Agent in writing. Each welfare plan, as such term is defined in Section 3.1 of ERISA, complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no reportable event has occurred and is continuing with respect to any welfare plan; neither the Guarantor nor any ERISA affiliate has withdrawn from any multi-employer plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 or 4205 of ERISA, respectively; neither the Guarantor nor any ERISA affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither the Guarantor nor any ERISA affiliate has in the past contributed to or currently contributes to a multi-employer plan; neither the Guarantor nor any ERISA affiliate has any withdrawal liability with respect to a multi-employer plan; no steps have been instituted by the Guarantor or any ERISA affiliate to terminate any welfare plan; no condition exists or event or transaction has occurred in connection with any multi-employer plan or welfare plan which could result in the incurrence by neither the Guarantor nor any ERISA affiliate of any material liability, fine or penalty; and neither the Guarantor nor any ERISA affiliate is a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA of a “single-employer plan” as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of the Guarantor heretofore delivered by the Guarantor to the Agent, neither the Guarantor nor any ERISA affiliate has any liability with respect to any welfare plan.

Tax Returns and Payment. The Guarantor has filed all Federal, state, foreign and local income and other tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Guarantor and/or upon its properties, assets, income and franchises which have become due and payable by the Guarantor except those wherein the amount, applicability or validity are being contested by the Guarantor by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted, assessed or proposed tax deficiency against the Guarantor which, if determined adversely against the Guarantor, could reasonably be expected to have a Material Adverse Effect.

Compliance With Other Instruments. The Guarantor is not a party to any contract or agreement or subject to any charter or other legal restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on the Guarantor’s financial statements heretofore submitted to the Agent; none of the execution and delivery by the Guarantor of this Guaranty, the consummation of the transactions herein contemplated or the compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantor, or any of the provisions of the organizational documents of the Guarantor or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Guarantor is a party or subject, or by which the Guarantor or any of its property is bound, or conflict with or constitute a default thereunder. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person, as defined in this Agreement, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of this Guaranty.

Material Adverse Effect. “Material Adverse Effect” shall mean any of the following which individually or in the aggregate amounts to more than $500,000: (i) a material adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Guarantor, (ii) material impairment of the ability of the Guarantor to perform any of its obligations under this Guaranty, or (iii) material impairment of the enforceability of the rights of, or benefits available to, the Agent and the Banks under this Guaranty.

9.         GOVERNING LAW; JURISDICTION, VENUE. This Guaranty shall be governed and construed by the laws of the State of Missouri without regard to such state’s choice of law rules.

The Guarantor hereby irrevocably and unconditionally consents that any legal suit, action or proceeding arising under or in respect of this Guaranty or any of the Guarantor’s obligations hereunder may be submitted to the non-exclusive jurisdiction of any court in the State of Missouri or any federal court situated in such state, as the party commencing such suit, action or proceeding may elect. The Guarantor irrevocably waives any objection which it may now or hereafter have to the selecting or laying of venue of any such suit, action or proceeding in any such court, submits to the personal jurisdiction of such court and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

10.       WAIVER OF TRIAL BY JURY. The Guarantor hereby irrevocably waives the right to trial by jury with respect to any action in which the Guarantor or the Banks are parties relating to or arising out of or in connection with this Agreement or any of the other Loan Documents.

11.       ASSIGNMENT AND PARTICIPATIONS. This Guaranty is for the benefit of the Agent and the Banks and shall inure to the benefit of the Agent and the Banks, their successors and assigns, including the assignees of or participants in any of the Liabilities, and shall bind the heirs, executors, administrators, successors and assigns of the Guarantor. This Guaranty is assignable by the Agent for the benefit of the Banks, in whole or in part, without further consent, upon prior notice to the Guarantor and the Borrowers, with respect to all or any portion of the Liabilities, and when so assigned, the Guarantor shall be liable to any assignee under this Guaranty without in any manner affecting the liability of the Guarantor hereunder with respect to any Liabilities retained by any Bank, if any.

12.       COST AND ATTORNEYS’ FEES. To the full extent permitted by applicable law, the Guarantor agrees to pay all costs and expenses (including, without limitation, the reasonable fees of attorneys employed by the Agent) in the collection, realization upon, or enforcement of this Guaranty whether or not suit is brought.

13.       FINANCIAL STATEMENTS AND OTHER MATERIALS. Except as otherwise expressly provided herein, so long as any part of the Liabilities remain unpaid, the Guarantor agrees to furnish the Agent, upon demand, financial statements of the Guarantor, including, at a minimum, a balance sheet and an income statement for the Guarantor’s most recent fiscal quarter. The Guarantor shall also furnish to the Agent, its audited financial statements as of the end of each fiscal year within thirty (30) days of the date such audited financial statements are received by the Guarantor.

14.       BORROWERS’ OBLIGATIONS UNDER THE AGREEMENT. The Guarantor agrees that at all times while (i) any Liabilities are outstanding or (ii) the Agreement remains in effect, it will cause the Borrowers to comply with their obligations under the Agreement.

15.       ENTIRE AGREEMENT: ADDITION. No executory agreement, course of dealing or performance, trade usage or parole evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

16.       MISCELLANEOUS. The execution and delivery hereafter to the Agent for the benefit of the Banks by the Guarantor of a new instrument of guarantee shall not terminate, supersede or cancel this Guaranty, and all rights and remedies of the Banks hereunder or under any instrument of guarantee or other document hereafter executed and delivered to the Banks by the Guarantor shall be cumulative and may be exercised singly or concurrently. If any provision of this Guaranty is invalid or unenforceable under any law or for any reason, such provision is and will be totally ineffective to the extent thereof, but the remaining provisions will be unaffected. No change, modification or waiver of any of the provisions hereof, or any waiver of any rights or powers of the Agent and the Banks, or any consent by the Agent for the benefit of the Banks, shall be valid or effective unless in writing and signed by an authorized officer of the Agent. No waiver shall be applicable except in the specific instance or manner for which given. No delay on the part of the Agent or the Banks in exercising any rights hereunder or failure to exercise such rights shall operate as a waiver of such rights. No notice to or demand upon the Guarantor shall be deemed to be a waiver of any obligation of the Guarantor or of any right the Agent and the Banks may have hereunder to take other or further action without notice or demand. The headings on this Guaranty are for convenience of reference only and shall not alter or otherwise affect the meaning of any provisions hereof. Capitalized terms used herein shall have the meaning stated in the Agreement.

17.       ADDITIONAL TERMS: To the extent any terms hereof are inconsistent with the terms of the Agreement, the terms of the Agreement will control.

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THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE GUARANTOR HAS EXECUTED THIS AGREEMENT WITH

THE INTENT TO BE LEGALLY BOUND HEREBY. THE GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

Dated:	June 12, 2009

Guarantor:	MidCountry Financial Corp.

	By:	/s/ Alison N. LaBruyere
	Name:	Alison N. LaBruyere
	Title:	Senior Vice President and General Counsel

Address:	201 Second Street, Suite 250
Macon, Georgia 31201
Fax No.:	(478) 746-8222